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                                                                      Exhibit 99


                      UNDERTAKING TO FILE EXHIBITS PURSUANT
                  TO ITEM 601(b)(4)(iii)(A) OF REGULATIONS S-K


         The undersigned registrant acknowledges that it has not filed with the Securities and Exchange Commission (the "Commission") copies of certain instruments with respect to long-term debt of the registrant representing obligations not exceeding 10% of the registrant's total assets as of January 1, 2000, pursuant to the provisions of Item 601(b)(4)(iii)(A) of Regulation S-K of the Commission (the "Regulation").

         Pursuant to the Regulation, the undersigned registrant hereby undertakes to furnish to the Commission upon its request a copy of any such instrument.

         This is the 30th day of March, 2001.


                                                   DELHAIZE AMERICA, INC.

                                                   /s/ Laura C. Kendall

                                                   Laura C. Kendall
                                                   Chief Financial Officer
                                                   Principal Accounting Officer